EXHIBIT 14

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated June 23, 2000, relating to the financial statements and financial highlights appearing in the April 30, 2000 Annual Report to Shareholders of Farmers Investment Trust consisting of Income with Growth Portfolio, Balanced Portfolio, Growth with Income Portfolio, Growth Portfolio and Income Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information dated November 16, 2000.

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 16, 2000

EXHIBIT 14

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated October 11, 2000, relating to the financial statements and financial highlights appearing in the August 31, 2000 Annual Report to Shareholders of Scudder Pathway Series consisting of Conservative Portfolio, Balanced Portfolio, and Growth Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information dated November 16, 2000.

PricewaterhouseCoopers LLP

Boston, Massachusetts
November 16, 2000